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                                 FIFTH AMENDMENT

                                       TO

                   THE LICENSE AGREEMENT OF NOVEMBER 22, 1995

                                     BETWEEN

                           JOSEPH R. LAKOWICZ, PH. D.

                                       AND

                                  SPECTRX, INC.



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                      FIFTH AMENDMENT TO LICENSE AGREEMENT

         THE FIFTH AMENDMENT TO THE LICENSE AGREEMENT, DATED MAY 31, 2000 BY AND BETWEEN Joseph R. Lakowicz, Ph. D., (hereinafter "Dr. Lakowicz"), an individual, residing at 10037 Fox Den Road; Ellicott City, Maryland 21042-2225, and SpectRx, Inc., (hereinafter "SRX"), a Delaware corporation having a principal place of business at 6025-A Unity Drive, Norcross, Georgia 30017 (Dr. Lakowicz and SRX hereinafter collectively referred to as "the Parties").

                                   WITNESSETH

         WHEREAS the Parties have entered into a license agreement, dated November 22, 1995, as amended (the "License Agreement");

         WHEREAS there have arisen certain issues between the Parties relating to the terms and conditions of the License Agreement and to the Parties' performance thereunder;

         WHEREAS the Parties have agreed on changes and amendments to the License Agreement in settlement of all outstanding such issues; and

         WHEREAS the Parties desire to amend the License Agreement pursuant to
Section 12.7 thereof;

         NOW, THEREFORE, in consideration of these premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged to by the Parties, the Parties hereby agree as follows:

                            1. Payment of Royalties

         Sections 3.2, 3.4 and 3.5. Sections 3.2, 3.4 and 3.5 relating to the payment of earned and minimum royalties shall be replaced in their entirety by new Sections 3.2, 3.4 and 3.5 as follows:

         3.2      Timing of Royalty Payments

         (a) For the year 2000 and for each year thereafter that this Agreement remains in effect, royalty reports and the appropriate corresponding earned and/or minimum royalty payments as set forth in Sections 3.3 and 3.4, respectively, shall be made by SRX to Dr. Lakowicz quarterly, payable within 30 days following the end of each calendar quarter ending March 31, June 30, September 30 and December 31, respectively; provided, however, that for the year 2000, the first such report and royalty payment for the first calendar quarter of 2000 shall be made 30 days after March 31st or 10 days following execution of this Fifth Amendment, whichever occurs later.

         (b) Within 30 days after the end of the first calendar quarter each year (subject to the proviso in Section 3.2 (a)), SRX shall pay Dr. Lakowicz any earned royalties for that quarter. If the earned royalties are less than 25% of the applicable annual minimum royalty during 2000 or, in the years following 2000, less than 12.5% of the applicable annual minimum royalty (hereinafter the "Relevant Quarterly
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                  Percentage"), SRX shall also pay Dr. Lakowicz the difference between the earned royalties for the first quarter and the Relevant Quarterly Percentage of the applicable annual minimum royalty (the "First Quarter Shortage"). If the earned royalties are greater than the Relevant Quarterly Percentage of the applicable annual minimum royalty, SRX shall be entitled to credit any amount of earned royalties paid for the first quarter in excess of the Relevant Quarterly Percentage of the applicable annual minimum royalty (the "First Quarter Excess") against (and to so reduce) the portion of the minimum royalties due for the second calendar quarter.

         (c) Within 30 days after the end of the second calendar quarter each year, SRX shall pay Dr. Lakowicz the earned royalties for that quarter. If the earned royalty for that quarter is less than the Relevant Quarterly Percentage of the applicable annual minimum royalty, SRX shall also pay Dr. Lakowicz the difference between that amount and the actual earned royalties for the second calendar quarter (the "Second Quarter Shortage"); provided, however, SRX may credit the First Quarter Excess, if any, against the amount due. If the earned royalty for the second quarter plus the First Quarter Excess, if any, is greater than the Relevant Quarterly Percentage of the applicable annual minimum royalty, SRX may credit any excess first against previously paid Quarter Shortages, and if the excess is greater than the previously paid Quarter Shortages, the remaining excess (the "Second Quarter Excess") carries over, and SRX shall be entitled to credit the Second Quarter Excess against (and to so reduce) the portion of the minimum royalties due for the third calendar quarter.

         (d) Within 30 days after the end of the third quarter each year, SRX shall pay Dr. Lakowicz the earned royalties for that quarter. If the earned royalty for that quarter is less than the Relevant Quarterly Percentage of the applicable annual minimum royalty, SRX shall also pay Dr. Lakowicz the difference between the Relevant Quarterly Percentage of the applicable annual minimum royalty and the actual earned royalties for the third calendar quarter (the "Third Quarter Shortage"); provided, however, SRX may credit the Second Quarter Excess, if any, against the amount due. If the earned royalty for the third quarter plus the Second Quarter Excess is greater than the Relevant Quarterly Percentage of the applicable annual minimum royalty, SRX may credit any excess first against previously paid Quarter Shortages, and if the excess is greater than the previously paid Quarter Shortages, the remaining excess (the "Third Quarter Excess") carries over, and SRX shall be entitled to credit the Third Quarter Excess against (and to so reduce) the portion of the minimum royalty due for the fourth calendar quarter.

         (e) Within 30 days after the end of the fourth calendar quarter each year, SRX shall pay Dr. Lakowicz the earned royalties for that quarter. If the earned royalty for that quarter is less than 25% of the applicable annual minimum royalty in 2000 or less than 62.5% of the applicable annual minimum royalty for all years after 2000, SRX shall also pay Dr. Lakowicz the difference between such amount and the actual earned royalties for the fourth calendar quarter (the "Fourth Quarter Shortage"); provided, however, SRX may credit the Third Quarter Excess, if any, against (and to so reduce) the amount due. If the earned royalty for the fourth quarter plus the Third Quarter Excess, if any, is greater than the Relevant Quarterly Percentage of

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                  the applicable annual minimum royalty, SRX may credit any
                  excess against previously paid Quarter Shortages, up to the amount of the uncredited Quarter Shortages.

         3.4 Amount of Minimum Royalties. SRX shall be obligated to make minimum royalty payments to Dr. Lakowicz as follows: Annual minimum royalties for the year 2000 of $200,000; annual minimum royalties of $225,000 for the year 2001; and annual minimum royalties of $250,000 for the year 2002 and for each year thereafter during the term of the License Agreement. Minimum royalties under this Section 3.4 shall be paid according to the schedule set out in
Section 3.2 hereof and shall be subject to any reductions applicable under the termination provisions of Section 10 of the License Agreement, as amended herein. Dr. Lakowicz agrees to accept as payment each quarter, at SRX's option, which shall be exercisable at SRX's sole discretion, at least 50% of the minimum royalties due in 2000 and at least 25% of the minimum royalties due in 2001 in SRX common stock. Such SRX stock shall be credited against the minimum royalties due at the closing price ("Closing Price"). Closing Price shall be equal to the average of the closing price per SRX share for the twenty trading (20) days immediately preceding the last day of the prior full calendar quarter for which the payment is due.

         3.5 Crediting of Prior Research Program Payments. Dr. Lakowicz acknowledges receipt of $62,500 from SRX during 2000 in partial consideration of amounts owing under the License Agreement prior to this Fifth Amendment and agrees that SRX may credit half of that amount against quarterly royalty payments when making such payments in accordance with Section 3.2 above, as amended.

         2. Termination, Conversion To Non-Exclusive and Protection For Sub-licensees

         Term and Termination Sections 10.2(a) and (b) of the License Agreement shall be replaced in their entirety with the following:

         10.2(a) If SRX is in default as a result of failure to pay earned or minimum royalties when due pursuant to Section 3 hereof and such default is not cured by SRX within thirty (30) days after receiving written notice thereof from Dr. Lakowicz pursuant to Section 12.5 hereof (the "Payment Default Notice"), Dr. Lakowicz shall have the right to convert the exclusive license granted to SRX in
Section 2.1 of the License Agreement to a non-exclusive license by written election pursuant to Section 12.5 hereof within thirty (30) days after the last day of the thirty (30) day period following the receipt by SRX of the Payment Default Notice. If SRX is in default of any other material obligation under this License Agreement and such default is not cured by SRX within sixty (60) days after receiving written notice thereof from Dr. Lakowicz pursuant to Section
12.5 hereof (the "Other Material Default Notice"), Dr. Lakowicz shall have the right to convert the exclusive license granted to SRX in Section 2.1 of the License Agreement to a non-exclusive license by written election pursuant to
Section 12.5 hereof within thirty (30) days after the last day of the 60-day period following the receipt by SPX of the Other Material Default Notice. Upon such conversion to a non-exclusive license, the minimum royalties set forth in
Section 3.4 hereof due thereafter shall be reduced by 50%, without prejudice to monies previously owed and then due and payable to Dr. Lakowicz. For the quarter immediately preceding such Payment Default Notice or Other Material Default Notice, 50% of any then due and owing minimum royalties shall become due within thirty (30) days of the date


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of conversion to a non-exclusive license, and if not paid within said thirty
(30) days of the date of conversion to a non-exclusive license, Dr. Lakowicz shall have the right to terminate the license effective upon receipt of notice of same by SRX. Any earned royalties due after conversion to a non-exclusive license, shall be reduced by 25%, without prejudice to monies previously owed and then due and payable to Dr. Lakowicz. Upon conversion to a non-exclusive license, all then due and owing earned royalties shall be due within thirty (30) days of the date of conversion to a non-exclusive license, and if not paid within said thirty (30) days of the date of conversion to a non-exclusive license, Dr. Lakowicz shall have the right to terminate the license effective upon receipt of notice of same by SRX. The remaining 50% of any minimum royalties due at the time of the Payment Default Notice or Other Material Default Notice due prior to the applicable reduction hereunder (the "Minimum Royalty Remainder"), shall not be waived, but shall remain due and shall be payable on the first anniversary of the Payment Default Notice or Other Material Default Notice, as the case may be. Further, upon such conversion to a non-exclusive license, should Dr. Lakowicz license the Licensed Technology under any patent or patent application covered by this Agreement to another licensee, then, in respect of such patent or patent application, the payment of all sums due under Section 7.1 shall be reduced by 50% effective as of the date of such license to another licensee. If, after conversion to a non-exclusive license, SRX is in default as a result of failure to pay reduced earned or minimum royalties when due, pursuant to Section 3 hereof, and such default is not cured by SRX within thirty (30) days after receiving written notice thereof from Dr. Lakowicz pursuant to Section 12.5 hereof (the "Non-Exclusive Default Payment Notice"), Dr. Lakowicz shall have the right to terminate the non-exclusive license to SRX under this agreement, within thirty (30) days subsequent to the last day of the thirty (30) day period following the receipt by SRX of the Non-Exclusive Payment Default Notice. If, after conversion to a non-exclusive license, SRX is in default of any other material obligation under this Agreement and such default is not cured by SRX within sixty (60) days after receiving written notice thereof from Dr. Lakowicz, pursuant to Section 12.5 hereof (the "Non-Exclusive Other Material Default Notice"), Dr. Lakowicz shall have the right to terminate the non-exclusive license to SRX hereunder by written notice pursuant to Section 12.5 hereof, within thirty (30) days after the last day of the sixty (60) day period following the receipt by SRX of the Non-Exclusive Other Material Default Notice.

         Earned royalties at the reduced rate shall be creditable first against current year minimum royalties and then against any amounts still owing for minimum royalties prior to the conversion to a non-exclusive license under this paragraph for as long as the License Agreement shall remain in effect.

         10.2(b) In the event SRX shall fail to pay the Minimum Royalty Remainder when due under Section 10.2(a) hereof, Dr. Lakowicz shall have the right to terminate the license effective upon receipt of notice of same by SRX.

         10.2(d) If SRX is adjudicated bankrupt or insolvent, or if SRX enters into a composition with its creditors, or if a receiver is appointed for any portion of SRX's assets, then DR. LAKOWICZ may terminate this Agreement upon giving written notice to SRX at least thirty (30) days prior to the effective date of the termination.


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                               Termination by SRX

         Section 10.3, "Termination by SRX", shall be amended to read as follows:

         10.3 Termination Or Conversion To Non-Exclusive By SRX. SRX may terminate this Agreement at any time by giving Dr. Lakowicz 30 days' prior written notice pursuant to Section 12.5 hereof of its election to terminate. Alternatively, upon 30 days' prior written notice SRX may convert the exclusive license granted to it under Section 2.1 hereof to a non-exclusive license and reduce by 50% all annual minimum royalties to be paid pursuant to Section 3.4 hereof, without prejudice to monies previously owed and due and payable to Dr. Lakowicz; provided, however, that SRX may not terminate this License Agreement or convert it to non-exclusive before the end of 2000. Further, upon such a conversion to a non-exclusive license, should Dr. Lakowicz license the Licensed Technology under any patent or patent application to another licensee, then, in respect of such patent or patent application, the payment of all sums due under
Section 7.1 shall be reduced by 50% effective as of the date of such license to another licensee.

         Protection For Sublicensees. New Sections 10.5 and 10.4(d) shall be added to the License Agreement and shall read as follows:

         10.5 Protection for Sub-licensees if SRX becomes a Non-Exclusive Licensee. If the exclusive license granted to SRX under the License Agreement is converted into a non-exclusive license pursuant to Section 10.2(a) hereof, any exclusive sub-licensee of SRX that is not in default under its sub-license shall remain an exclusive sub-licensee in the respective sub-licensee's field of use; provided, however, that any Up-Front License Payment and any royalties received by SRX from such sub-licensee are earned royalties and shall be paid to Dr. Lakowicz in the amount and as such royalty payments are received by SRX from the sub-licensee (the "Pass Through Royalties"). Pass Through Royalties are due and payable within thirty (30) days of their receipt by SRX. If SRX fails to submit Pass Through Royalties to Dr. Lakowicz within such time period, sub-licensee shall immediately become a direct licensee of Dr. Lakowicz without change to the sub-licensee's license, field of exclusivity or payment obligations. If a sublicensee is a non-exclusive licensee of SRX, and SRX's license is converted to non-exclusive, there is no change to the sublicensee's license, field of non-exclusivity or payment obligations. Payments by SRX to Lakowicz for non-exclusive sublicenses are on the same timetable and in the same amounts as required for non-exclusive earned and minimum royalties. The foregoing provisions for protection of a sub-licensee of SRX shall only be available to sub-licensee of SRX who is a party to an arms-length sublicense with SRX (an "Eligible Protected Sublicensee").

         10.4(d) Protection for Sub-licensees if SRX's License is Terminated. If the license granted to SRX hereunder is terminated pursuant to Section 10 hereof, any exclusive or non-exclusive sub-licensee of SRX that is not in default to its sub-license and who is an Eligible Protected Sublicensee shall automatically become an exclusive or non-exclusive licensee, respectively, of Dr. Lakowicz without change to the sublicensee`s license, licensed field or payment obligations. Pursuant to the applicable license agreement for clarification and avoidance of misunderstanding, the Parties agree that if Dr. Lakowicz becomes a direct licensor of a SRX sub-licensee under this paragraph he shall be obligated to provide a continuation of
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such license in the SRX sub-licensee's field on unchanged terms and conditions but shall not otherwise have additional obligations to the sub-licensee.

                           III.   Research Support

Research Support. Section 12.13 of the License Agreement is cancelled and any outstanding obligations thereunder between the Parties are forgiven, and SRX shall have no obligation for any funding of research or any other research under the License Agreement.

                               IV. Licensed Field

         The Parties agree that the technology licensed to LJL Biosystems in the attached agreement (Exhibit A to this Fifth Amendment) between FluorRx and LJL Biosystems is within the field of the License Agreement.

                          V. Harmonization Of Documents

         The Parties agree that any conflicts between the License Agreement and all prior amendments shall be resolved in favor of this Fifth Amendment, and the License Agreement and all prior amendments shall be considered as further amended, if necessary to be consistent with this Fifth Amendment.

                           VI. Settlement and Release

         The Parties agree that this Fifth Amendment is in full settlement and satisfaction of all issues between them arising from the License Agreement as of the last date of execution below, and the Parties hereby release each other from all claims and causes of action, known or unknown, including, but not limited to, demands for payment, notices of default, or notices of non-exclusivity, with respect to the Licensing Agreement arising on or before the execution of this Amendment, without prejudice to new claims arising thereafter, wherein SRX maintains and is deemed to have continuously maintained an undiminished exclusive license in the Licensed Technology. Any and all documents, letters, faxes, papers or notices to the contrary sent to or served on SRX by Dr. Lakowicz are hereby withdrawn by Dr. Lakowicz and the parties agree that they shall be considered as never having been sent or served.

                                 VII. Execution

         The parties hereto, intending to be bound thereby, have affixed their signatures below, bringing this Fifth Amendment into full force and effect as of the date of last execution.

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
Joseph R. Lakowicz, Ph. D.                                       SpectRx, Inc.

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Signed at Ellicott City, this 31st day of May, 2000               Signed at Norcross this 31st day of May, 2000
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
Witnessed:                                                       Witnessed:

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Name:                                                            Name:
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Address:                                                         Address:
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